UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
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XENONICS HOLDINGS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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XENONICS HOLDINGS, INC.
2236 Rutherford Road, Suite 123
Carlsbad, California 92008
February 20, 2006
     Dear Stockholder:
     You are cordially invited to attend the 2006 Annual Meeting of Stockholders of Xenonics Holdings, Inc. The meeting will be held at the Olympic Resort Hotel & Spa, 6111 El Camino Real, Carlsbad, California 92009, beginning at 10:30 A.M., local time, on Friday, March 24, 2006.
     The Notice of Meeting and the Proxy Statement on the following pages cover the formal business of the meeting, which includes two items to be voted on by the stockholders. At the Annual Meeting, I will also report on Xenonics’ current operations and will be available to respond to questions from stockholders.
     Whether or not you plan to attend the meeting, it is important that your shares be represented and voted at the meeting. You are urged, therefore, to complete, sign, date and return the enclosed proxy card (or use telephone or internet voting procedures, if offered by your broker), even if you plan to attend the meeting.
     I hope you will join us.

Sincerely,
/s/ Richard J. Naughton
Richard J. Naughton
Chief Executive Officer

XENONICS HOLDINGS, INC.
2236 Rutherford Road, Suite 123
Carlsbad, California 92008
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held on March 24, 2006
     Notice is hereby given to the holders of common stock, $0.001 par value per share, of Xenonics Holdings, Inc. (“Xenonics” or the “Company”) that the Annual Meeting of Stockholders will be held on Friday, March 24, 2006 at the Olympic Resort Hotel & Spa, 6111 El Camino Real, Carlsbad, California 92009, beginning at 10:30 A.M., local time, for the following purposes:
(1)	To elect six directors to serve until the 2007 Annual Meeting of Stockholders;

(2)	To ratify the selection of Eisner, LLP as Xenonics’ independent auditors for the fiscal year ending September 30, 2006; and

(3)	To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment of the Annual Meeting.
     Only those stockholders of record at the close of business on January 31, 2006 are entitled to notice of and to vote at the Annual Meeting or any postponement or adjournment of the Annual Meeting. A complete list of stockholders entitled to vote at the Annual Meeting will be available at the Annual Meeting.

By Order of the Board of Directors
/s/ Donna G. Lee
Donna G. Lee
Corporate Secretary

February 20, 2006
     WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENCLOSED BUSINESS REPLY ENVELOPE (OR USE TELEPHONE OR INTERNET VOTING PROCEDURES, IF AVAILABLE THROUGH YOUR BROKER). IF YOU ATTEND THE ANNUAL MEETING YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AND VOTE IN PERSON.

XENONICS HOLDINGS, INC.
2236 Rutherford Road, Suite 123
Carlsbad, California 92008
Annual Meeting of Stockholders to be Held on March 24, 2006
PROXY STATEMENT
     This Proxy Statement is furnished to holders of the common stock, $0.001 par value per share, of Xenonics Holdings, Inc., a Nevada corporation, in connection with the solicitation of proxies by our Board of Directors for use at our 2006 Annual Meeting of Stockholders to be held at the Olympic Resort Hotel & Spa, 6111 El Camino Real, Carlsbad, California 92009, beginning at 10:30 A.M., local time, on Friday, March 24, 2006, and at any postponement or adjournment of the Annual Meeting.
     This Proxy Statement and the accompanying proxy card are first being mailed to our stockholders on or about February 20, 2006.
What is the purpose of the Annual Meeting?
     At the Annual Meeting, stockholders will act upon the matters outlined in the attached Notice of Meeting and described in detail in this Proxy Statement, which are the election of directors, and the ratification of our appointment of independent accountants. In addition, management will report on our performance during fiscal 2005 and respond to questions from stockholders.
Who is entitled to vote at the Annual Meeting?
     Only stockholders of record at the close of business on January 31, 2006 will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement of the Annual Meeting.
What are the voting rights of the holders of our common stock?
     Holders of our common stock are entitled to one vote per share with respect to each of the matters to be presented at the Annual Meeting. The affirmative vote of a majority of the votes cast at the Annual Meeting, provided a quorum is present, will be required for approval of each of the proposals described in this Proxy Statement other than the election of directors. With regard to the election of directors, the six nominees receiving the greatest number of votes cast will be elected.
     Abstentions will be counted towards the tabulation of votes cast on matters properly presented to the stockholders (except the election of directors) and will have the same effect as negative votes. Broker non-votes will not be counted as votes cast and, therefore, will have no effect on the outcome of the matters presented at the Annual Meeting.
What constitutes a quorum?
     Our Bylaws provide that the presence, in person or by proxy, at our Annual Meeting of the holders of a majority of the outstanding shares of our common stock will constitute a quorum.
     For the purpose of determining the presence of a quorum, proxies marked “withhold authority” or “abstain” will be counted as present. Shares represented by proxies that include so-called broker non-votes also will be counted as shares present for purposes of establishing a quorum. On the record date of January 31, 2006, there were 15,572,675 shares of our common stock issued and outstanding, and those shares are the only shares that are entitled to vote at the Annual Meeting.

What are the Board’s recommendations?
     Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our Board of Directors. The recommendations of our Board of Directors are set forth together with the description of each Proposal in this Proxy Statement. In summary, our Board of Directors recommends a vote:
•	“FOR” election of the directors named in this Proxy Statement (see Proposal I);

•	“FOR” ratification of the appointment of Eisner LLP as our independent auditors for fiscal 2006 (see Proposal II).
Proxies
     If the enclosed proxy card is executed, returned in time and not revoked, the shares represented by the proxy card will be voted at the Annual Meeting and at any postponement or adjournment of the Annual Meeting in accordance with the directions indicated on the proxy card. IF NO DIRECTIONS ARE INDICATED, PROXIES WILL BE VOTED “FOR” ALL PROPOSALS DESCRIBED IN THIS PROXY STATEMENT AND, AS TO ANY OTHER MATTERS PROPERLY BROUGHT BEFORE THE ANNUAL MEETING OR ANY POSTPONEMENT OR ADJOURNMENT OF THE ANNUAL MEETING, IN THE SOLE DISCRETION OF THE PROXY HOLDERS.
     A stockholder who returns a proxy card may revoke it at any time prior to its exercise at the Annual Meeting by (i) giving written notice of revocation to our Corporate Secretary, (ii) properly submitting to us a duly executed proxy bearing a later date, or (iii) appearing at the Annual Meeting and voting in person. All written notices of revocation of proxies should be addressed as follows: Xenonics Holdings, Inc., 2236 Rutherford Road, Suite 123, Carlsbad, California 92008, Attention: Corporate Secretary.

PROPOSAL I
ELECTION OF DIRECTORS
     The following is information concerning the nominees for election as directors. We believe that each nominee will be able to serve as a director. In the event that a nominee is unable to serve, the proxy holders will vote the proxies for such other nominee as they may determine.
Nominees
     Alan P. Magerman. Mr. Magerman, age 70, founded Xenonics, Inc. in November 1996, and has been Chairman of Xenonics Holdings, Inc. since its acquisition of Xenonics, Inc. in July 2003, and he served as Chief Executive Officer of Xenonics Holdings, Inc from July 2003 through April 2005. Prior to founding Xenonics, Mr. Magerman was a founder and former chairman of Odyssey Sports, Inc., a privately held company engaged in the development and distribution of golf clubs from 1990 through 1995. Mr. Magerman was a consultant and director of NTN Communications, Inc., (NTN), a publicly held broadcasting and cable television company from 1984 through 1997.
     Richard J. Naughton. Vice Admiral (ret.) Richard J. Naughton, age 59, became Chief Executive Officer of Xenonics Holdings, Inc. in April 2005. He became a director of Xenonics Holdings, Inc. in May 2004. He spent 35 years in the Navy, with over 15 years in senior and command positions. Mr. Naughton has worked as a consultant to the defense and transportation industry. He is also on the advisory board of APARIQ Inc, an engineering services company based in Maryland, a position he has held since March, 2004. Mr. Naughton also is a member of the advisory board of Broadware Technologies, Inc. (a platform provider for networked audio and video information). He received his BS from the US Naval Academy in 1968, Masters Degree in Aeronautical Engineering from the Naval Postgraduate School in 1973, and Aeronautical Engineer Degree from the Naval Postgraduate School in 1974. In 1993, he graduated from the Industrial College of the Armed Forces.
     Jeffrey P. Kennedy. Mr. Kennedy, age 51, has been a director and the President and Chief Operating Officer of Xenonics, Inc. since June 1997. Mr. Kennedy has held the same positions with Xenonics Holdings, Inc. since the acquisition of Xenonics, Inc. in July 2003. Prior to joining Xenonics, Inc., Mr. Kennedy held a variety of management positions with Mobil Corporation, including General Manager of the Mobil Chemical Plastics Division. He was educated at the University of Maine, receiving a BS degree in chemistry and an MS degree in chemical engineering.
     Robert Petersen. Mr. Petersen, age 59, became a director of Xenonics Holdings, Inc. in April 2005. He is the President of Asset Management Group, which provides CFO-oriented financial consulting to developers and contractors. Mr. Petersen also serves as Chief Financial Officer and Senior Vice President of Collins Development Company and La Jolla Development Company, which are real estate management companies. Mr. Petersen is a certified public accountant and received an M.B.A. and an M.S. in Taxation from San Diego State University.
     Robert Buie. Mr. Buie, age 63, became a director of Xenonics, Inc. in December 1998, and has been a director of Xenonics Holdings, Inc. since the acquisition of Xenonics, Inc. in July 2003. Mr. Buie founded the Buie Group of Companies, a Southern California residential developer in 1983 and currently still serves as its Chief Executive Officer. From 1971 to 1983, he was a senior officer of Avco Communities, a major publicly traded homebuilder. Mr. Buie holds an MBA from Harvard University and a Civil Engineering degree from Virginia Polytechnic Institute.

     Dr. Eli Shapiro. Dr. Shapiro, age 83, became a director of Xenonics, Inc. in June 1997 and has been a director of Xenonics Holdings, Inc. since the acquisition of Xenonics, Inc. in July 2003. He founded NuVision, Inc. in 1951, which was a retail optical chain trading on NASDAQ in the United States. That company was sold in June 1997. He served as NuVision’s Chairman and Chief Executive Officer until that time. Dr. Shapiro received his Doctor of Optometry from the Southern College of Optometry.
     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES FOR ELECTION AS DIRECTORS.
Meetings of the Board of Directors and Committees
Board of Directors
     The property, affairs and business of Xenonics Holdings, Inc. are conducted under the supervision and management of our Board of Directors as called for under the laws of Nevada and our Bylaws. Our Board of Directors has established a standing Audit Committee, Compensation Committee, and Nominating and Governance Committee, each member of which is “independent” under the independence standards of both the American Stock Exchange and the Securities and Exchange Commission (the “SEC”).
     The Board of Directors held nine meetings during the 2005 fiscal year. Each director attended at least 75% of the aggregate of the total meetings of the Board and the total number of meetings of all Board committees on which he served that were held during the portion of the 2005 fiscal year in which he served as a director or served on such committees, as applicable, except Dr. Shapiro and Robert Buie.
     Our Board of Directors has determined that Messrs. Buie, Petersen and Shapiro are each “independent” under the independence standards of both the American Stock Exchange and the SEC and have no material relationships with us (either directly or as a partner, stockholder or officer of any entity) that could be inconsistent with a finding of their independence as members of our Board of Directors or as the members of our Audit Committee, Compensation Committee or Nominating and Governance Committee. Our Board of Directors also has determined that Mr. Petersen, one of the independent directors serving on our Audit Committee, is an “audit committee financial expert” as defined by SEC rules.
     The following table provides information concerning the current membership of our Board committees:

			Nominating and
	Audit	Compensation	Governance	Executive
Name	Committee	Committee	Committee	Committee
Alan P. Magerman				(4)
Richard J. Naughton				(4)
Jeffrey P. Kennedy				(4)
Robert Buie	(1)	(2)	(3)
Robert Petersen	(1)
Dr. Eli Shapiro	(1)	(2)	(3)

(1)	These directors constitute the members of our Audit Committee. Mr. Petersen is the Chairman of the Committee.

(2)	These directors constitute the members of our Compensation Committee. Mr. Buie is the Chairman of the Committee.

(3)	These directors constitute the members of our Nominating and Governance Committee. Mr. Buie is Chairman of the Committee.

(4)	These directors constitute the members of our Executive Committee. Mr. Magerman is the Chairman of the Committee.

Audit Committee
     The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities relating to:
•	The quality and integrity of our financial statements and reports.

•	The independent auditors’ qualifications and independence.

•	The performance of our internal audit function and independent auditors.
     The Audit Committee appoints the outside auditors, reviews with the outside auditors the plans and results of the audit engagement, approves permitted non-audit services provided by our independent auditors, and reviews the independence of the auditors. The Audit Committee’s responsibilities also include oversight activities described below under the “Report of the Audit Committee.” A copy of the Audit Committee’s Charter is available on our website at www.xenonics.com.
     The Audit Committee held nine meetings during the 2005 fiscal year.
Compensation Committee
     The Compensation Committee is authorized to review and make recommendations to the full Board of Directors relating to the annual salaries and bonuses of our officers and to determine in its sole discretion all grants of stock options, the exercise price of each option, and the number of shares to be issuable upon the exercise of each option under our stock option plans. The Committee also is authorized to interpret our stock option plans, to prescribe, amend and rescind rules and regulations relating to the plans, to determine the term and provisions of the respective option agreements, and to make all other determinations deemed necessary or advisable for the administration of the plans.
     The Compensation Committee held four meetings during the 2005 fiscal year.
Nominating and Governance Committee
     The Nominating and Governance Committee assists our Board of Directors in discharging its duties relating to corporate governance and the compensation and evaluation of the Board. The purpose of the Committee is to (1) identify individuals who are qualified to become members of the Board, consistent with criteria approved by the Board, (2) select, or recommend for the Board’s selection, the director nominees for each annual meeting of stockholders, (3) develop and recommend to the Board a set of corporate governance principles applicable to Xenonics, (4) oversee the annual evaluation of the Board and management, and (5) perform such other actions within the scope of the Committee’s Charter as the Committee deems necessary or advisable. A copy of the Nominating and Governance Committee’s Charter is available on our website at www.xenonics.com.
     The Nominating and Governance Committee held one meeting during the 2005 fiscal year.
     The Nominating and Governance Committee has not established any specific minimum qualifications for director candidates or any specific qualities or skills that a candidate must possess in order to be considered qualified to be nominated as a director. Qualifications for consideration as a director nominee may vary according to the particular areas of expertise being sought as a complement to the existing board composition. In making its nominations, our Nominating and Governance Committee generally will consider, among other things, an individual’s business experience, industry experience, financial background, breadth of knowledge about issues affecting our company, time available for meetings and consultation regarding company matters and other particular skills and experience possessed by the individual.

Stockholder Recommendations of Director Candidates
     The Nominating and Governance Committee will consider Board nominees recommended by stockholders. In order for a stockholder to nominate a candidate for director, timely notice of the nomination must be given in writing to the Corporate Secretary of the Company. To be timely, the notice must be received at the principal executive offices of the Company as set forth under “Stockholder Proposals” below. Notice of a nomination must include your name, address and number of shares you own; the name, age, business address, residence address and principal occupation of the nominee; and the number of shares beneficially owned by the nominee. It must also include the information that would be required to be disclosed in the solicitation of proxies for election of directors under the federal securities laws, as well as whether the individual can understand basic financial statements and the candidate’s other board memberships (if any). You must submit the nominee’s consent to be elected and to serve. The Nominating and Governance Committee may require any nominee to furnish any other information that may be needed to determine the eligibility and qualifications of the nominee.
     Any recommendations in proper form received from stockholders will be evaluated in the same manner that potential nominees recommended by our Board members or management are evaluated.
Stockholder Communication with Board Members
     Stockholders who wish to communicate with our Board members may contact us at our principal executive office at 2236 Rutherford Road, Suite 123, Carlsbad, California 92008. Written communications specifically marked as a communication for our Board of Directors, or a particular director, except those that are clearly marketing or soliciting materials, will be forwarded unopened to the Chairman of our Board, or to the particular director to whom they are addressed, or presented to the full Board or the particular director at the next regularly scheduled Board meeting.
Board Members’ Attendance at Annual Meetings
     Each director is expected to be present at the Annual Meeting of Stockholders. Five of our six current directors were also directors at the time of our 2005 annual meeting and four of those five attended the 2005 annual meeting.
Compensation of Directors
     Previously, our directors did not receive any compensation for their services. However, in 2004, the company agreed to compensate new outside directors. Bob Petersen became a director on April 15, 2005. As a new director: (i) we issued Mr. Petersen stock options to purchase 15,000 shares of our common stock at an exercise price of $3.80 per share which vested immediately; (ii) we agreed to pay $5,000 as an annual director’s fee, $500 for each committee meeting that he attends (if such committee meeting is not held in conjunction with a Board meeting), and $1,000 for each meeting of the Board of Directors that he attends. In addition, as Chairman of the Audit Committee he will receive an annual fee of $10,000. The annual payments are paid on a quarterly basis. Mr. Petersen received $9,500 for services for the fiscal year ended September 30, 2005. Prior to becoming CEO on April 15, 2005, Mr. Naughton received $12,500 for services as the Chairman of the Nominating and Governance Committee, board meeting attendance and committee meeting work. Other than the foregoing compensation payable to Mr. Petersen and Mr. Naughton, we do not compensate our directors for their services.

Section 16(a) Beneficial Ownership Reporting Compliance
     Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of the outstanding shares of our common stock (collectively, “Reporting Persons”) to file reports of ownership and changes in ownership with the SEC. Reporting Persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms that they file.
     Based solely on our review of the copies of such forms received or written representations from the Reporting Persons, we believe that, with respect to the fiscal year ended September 30, 2005, all of the Reporting Persons complied with all applicable Section 16 filing requirements on a timely basis except as described in the following paragraph.
     One late Form 4 was filed by Jeffrey P. Kennedy on April 21, 2005 to report an option grant on April 15, 2005. One late Form 4 was filed by Alan Magerman on April 21, 2005 to report an option grant on April 15, 2005. One late Form 4 was filed by Richard Naughton on April 21, 2005 to report an option grant on April 15, 2005. One late Form 4 was filed by Bob Peterson on April 21, 2005 to report an option grant on April 15, 2005. One late Form 4 was filed by Bob Peterson on January 5, 2006 to report a purchase of shares on July 13, 2005. One late Form 4 was filed by Eli Shapiro on January 31, 2005 to report sales of shares on January 20, 2005 and January 21, 2005. One late Form 4 was filed by Selig Zises on January 31, 2005 to report a sale of shares on January 24, 2005. One late Form 4 was filed by Selig Zises on August 9, 2005 to report sales of shares on twenty three different days. One late Form 4 was filed by Selig Zises on October 11, 2005 to report a sale of shares on September 30, 2005.
     Beneficial Owners of More Than Five Percent of Xenonics’ Common Stock; Shares Held by Directors and Executive Officers
     The following table sets forth certain information regarding the beneficial ownership of our common stock as of December 31, 2005 by (i) each person who is known by us to own beneficially more than five percent of our outstanding common stock; (ii) each of our current directors and director nominees; (iii) the executive officers listed below in the Summary Compensation Table; and (iv) all current executive officers and directors of a group. The number of shares and the percentage of shares beneficially owned by each such person or group, as set forth below, include shares of common stock that such person or group had the right to acquire on or within sixty days after December 31, 2005 pursuant to the exercise of vested and exercisable options or warrants. References to options or warrants in the footnotes to the table below include only options or warrants to purchase shares that were exercisable on or within sixty days after December 31, 2005.

	Amount of Common Stock	Percent of
	& Nature of Beneficial	Ownership of Common
Name & Address of Beneficial Owner(1)	Ownership(2)	Stock

Selig Zises 767 Third Avenue New York, NY 10017	1,518,527 (3)	9.45%
Theodore Aroney 7220 Arenal Lane Carlsbad, CA 92009	1,091,222 (4)	6.87%
Alan Cohen 934 Closter Dock Road Alpine NJ, 07620	890,850	5.72%

	Amount of Common Stock		Percent of
	& Nature of Beneficial		Ownership of Common
Name & Address of Beneficial Owner(1)	Ownership(2)		Stock

Alan P. Magerman	871,423	(5)	5.54%
Jeffrey P. Kennedy	788,969	(6)	4.93%
Eli Shapiro	566,945	(7)	3.60%
Robert F. Buie 11260 El Camino San Diego, CA 92130	583,529	(8)	3.73%
Richard J. Naughton	90,322	(9)	0.58%
Donna G. Lee	28,666	(10)	0.18%
Robert Petersen	25,000	(11)	0.16%
All executive officers and directors as a group (7 persons)	2,954,868	(12)	18.73%

(1)	Except as otherwise indicated, the address of each stockholder is c/o Xenonics Holding, Inc., 2236 Rutherford, Suite 123, Carlsbad, California, 92008.

(2)	The number of shares of common stock issued and outstanding on December 31, 2005 was 15,572,675 shares.

(3)	Selig Zises’ shareholdings include 585,289 shares held by the Selig Zises IRA Delaware Charter Trust. In addition, Mr. Zises controls warrants to purchase 493,000 shares.

(4)	Includes 781,222 shares owned by Theodore Aroney TTEE FBO and warrants to purchase 310,000 shares.

(5)	Includes 170,666 shares that Alan Magerman, a director and officer of Xenonics Holdings, Inc., has the right to acquire pursuant to stock options. Mr. Magerman’s shareholdings also include 160,000 shares owned by his wife, Phyllis Magerman.

(6)	Includes 315,000 shares that Jeffrey Kennedy, a director and officer of Xenonics Holdings, Inc., has the right to acquire pursuant to stock options and 100,000 shares that he has the right to acquire pursuant to warrants.

(7)	Includes 50,000 shares that Eli Shapiro, a director of Xenonics Holdings, Inc., has the right to acquire pursuant to stock options and 122,500 shares that he has the right to acquire pursuant to warrants. Mr. Shapiro’s shareholdings also include 394,445 shares held by the Eli Shapiro Rev Trust UA Dated 05/27/93.

(8)	Includes 50,000 shares that Robert Buie, a director of Xenonics Holdings, Inc., has the right to acquire pursuant to stock options and 25,000 shares that he has the right to acquire pursuant to warrants.

(9)	Includes 88,332 shares that Richard Naughton, a director and officer of Xenonics Holdings, Inc., has the right to acquire pursuant to stock options.

(10)	Includes 26,667 shares that Donna Lee, an officer of Xenonics Holdings, Inc., has the right to acquire pursuant to stock options.

(11)	Includes 15,000 shares that Robert Petersen, a director of Xenonics Holdings, Inc., has the right to acquire pursuant to stock options.

(12)	Includes 715,665 shares that our current executive officers and directors have the right to acquire pursuant to stock options and warrants.
Certain Relationships and Related Transactions
     In March 1997 we entered into a license agreement with Lightrays, Ltd. pursuant to which we received a license to a patent and to certain related intellectual property. In consideration for the license, we issued 100,000 shares of common stock to Lightrays and agreed to pay Lightrays up to $3,967,000 (which amount would be paid based on future gross profits and sales). Subsequent to the agreement, we initiated a lawsuit against the former general partner of Lightrays, Ltd. In April 1998 we amended the license agreement and reduced the amount of the future payment to $400,000 and issued an additional 150,000 shares of our common stock to Lightrays. In addition, in connection with the amendment of the license agreement, we dismissed Lightrays from the lawsuit. The $400,000 payment is to be made from 50% of our after-tax earnings until the aggregate amount of such payments equals $400,000. We also owned a 10% interest in Lightrays. In August 2004, we entered into a term sheet with Lightrays pursuant to which we agreed (a) to issue to Lightrays 97,000 shares of our common stock, and (b) to transfer to Lightrays the 10% limited partnership interest we owned in that partnership. In that term sheet, Lightrays agreed (i) to accept the 97,000 shares and the 10% interest as payment in full for all obligations we may owe Lightrays, including the $400,000 cash payment, and (ii) to assign and transfer the Lightrays patent and related intellectual property to us. The definitive agreement was executed on December 3, 2004 and the parties have satisfied the terms of the agreement. Lightrays was dissolved in 2005. The general partner of Lightrays was Robert Buie, a member of our Board of Directors and one of our stockholders.
     In March 2004, we engaged Bryant Park Capital, Inc. (“BPC”) as our exclusive financial advisor in connection with possible capital raising transactions. A principal of BPC is Joel Magerman, a son of our Chairman of the Board, Alan P. Magerman. Under the engagement letter, as amended to date, we issued to BPC 20,000 shares of our common stock as an initial engagement fee and agreed to pay BPC $10,000 per month during the term of the agreement. In April 2004, we paid BPC a fee for acting as a placement agent in connection with the sale of $850,000 of our securities to two institutional investors. The amount of the fee paid to BPC was $100,000. In January 2005, we closed a private placement of an aggregate total of 820,800 shares of the Company’s common stock to institutional investors. BPC acted as co-placement agent in this transaction. We paid a cash fee of $50,000 along with warrants to purchase 10,000 shares of common stock to BPC. The warrants have an exercise price of $5.50 and an expiration date of January 27, 2010. This consulting agreement with BPC was terminated on January 31, 2005.

Executive Officers of Xenonics Holdings, Inc.
     For biographical information regarding three of our executive officers, Alan P. Magerman, Richard J. Naughton and Jeffrey P. Kennedy, see “Proposal I — Election of Directors — Nominees”. For information concerning executive officers’ ownership of our common stock, see “Beneficial Owners of More Than Five Percent of Xenonics’ Common Stock; Shares Held by Directors and Executive Officers” above.
     Our fourth executive officer is Donna G. Lee, age 47. Ms. Lee joined Xenonics, Inc. in November 2003 and has been our Chief Financial Officer, Secretary and Treasurer since December 2003. Previously, she held the position of Director of Finance for International Lottery & Totalizator Systems, Inc., a publicly traded company, from July 2000 through November 2003. Ms. Lee’s previous experience also included positions with Vulcan Materials Company and The Dial Corp from 1983 to July 2000. Ms. Lee graduated from Arizona State University with a BS in Accounting and an MBA. She received her CPA certificate in the state of Arizona.
Key Employees of Xenonics Holdings, Inc.
     Michael Samuels. Mr. Samuels, age 60, Vice President of Sales and Marketing, rejoined our company in December 2005. He spent over two years at Xenonics in the late 1990’s assisting in the early product development process and the introduction of our products to the military and other federal agencies. Mr. Samuels then spent five years in a marketing capacity at Semco, Inc. Mr. Samuels is Naval Academy graduate with a BS in Mathematics as well as a Masters in Management from the University of Southern California.
     Gary Palmer. Mr. Palmer, age 58, our Director of Engineering and Development, joined our company in August 2004. From 2001 until he joined our company, Mr. Palmer was a principal in Sidewinder Tactical Systems, focusing on development of thermal detectors. Mr. Palmer was employed by ITT Night Vision, a manufacturer of high-performance night vision equipment for the U.S. military and the military of other U.S. approved nations, from 1993 to 2001. During his employment with ITT Night Vision, Mr. Palmer held various positions, including Product Development Manager, Senior Principal Systems Engineer, and Project Engineer of the ITT Electro Optical Products Division of that company.
     Richard L. Hall. Mr. Hall, age 56, Director of Commercial Sales and Marketing, joined the company in October 2004. From 1994 to 2004, Mr. Hall was Sales Manager for Commercial Products at ITT Industries Night Vision. He was responsible for the law enforcement, commercial and recreational marine, and outdoor sport markets. Prior to ITT, Mr. Hall’s focus was in the recreational marine industry. He is a graduate of the US Army Military Police School.
Executive Compensation
     The following table sets forth the compensation for services rendered to us (including our subsidiary, Xenonics, Inc.) by our Chief Executive Officer and the other executive officers whose total annual salary and bonus exceeded $100,000 (collectively, the “Named Executive Officers”) for the three preceding fiscal years.

Summary Compensation Table

							Long-Term
			Annual Compensation				Compensation Awards
							Restricted		Securities
Name and						Other Annual	Stock		Underlying
Principal Position	Year		Salary	Bonus		Compensation	Awards		Options/SARs
Alan P. Magerman	2005		$183,960	—		—	—		262,000	(8)
Chairman of the	2004		$183,000	$150,000	(4)	—	—		—
Board	2003	(1)	$159,000	—		—	104,742	(5)	150,000	(6)
Richard J. Naughton	2005	(2)	$89,231	—		—	—		455,000	(9)
Chief Executive	2004		—	—		—	—		—
Officer	2003		—	—		—	—		—
Jeffery P. Kennedy	2005		$183,960	—		—	—		185,000	(10)
Chief Operating	2004		$183,000	$125,000	(4)	—	—		—
Officer, President	2003	(1)	$159,000	—		—	104,742	(5)	150,000	(6)
Donna G. Lee	2005		$100,000	—		—	—		20,000	(11)
Chief Financial	2004	(3)	$83,000	$20,000		—	—		20,000	(7)
Officer	2003		—	—		—	—		—

(1)	Xenonics, Inc. changed its fiscal year end from December 31 to September 30 in July 2003. Accordingly, the information provided for 2003 represents compensation paid during the twelve months ended September 30, 2003.

(2)	Mr. Naughton started employment with the Company on April 15, 2005. Accordingly, information for the 2005 fiscal year represents approximately five and one-half months of salary.

(3)	Ms. Lee started employment with the Company on November 17, 2003. Accordingly, information for the 2004 fiscal year represents approximately ten and one-half months of salary.

(4)	The bonus amount includes $50,000 for both Mr. Magerman and Mr. Kennedy that was paid in the 2004 fiscal year but which related to services performed in the prior year.

(5)	These shares were valued at $0.75 per share and were issued in lieu of a cash bonus.

(6)	These options have an exercise price of $0.875 per share.

(7)	These options have an exercise price of $2.85 per share.

(8)	Two hundred thousand of these options have an exercise price of $3.80 per share and 62,000 have an exercise price of $3.75.

(9)	Two hundred fifty thousand of these options have an exercise price of $3.80 per share and 205,000 have an exercise price of $1.87.

(10)	One hundred twenty-five thousand of these options have an exercise price of $3.80 per share and 60,000 have an exercise price of $3.75.

(11)	These options have an exercise price of $3.75 per share.
Stock Option Grants in the Last Fiscal Year
     The following table contains information concerning grants of stock options during the twelve-month period ended September 30, 2005 by Xenonics Holdings, Inc. with respect to the Named Executive Officers. We did not grant any stock appreciation rights.
Option Grants in Last Fiscal Year

	Individual Grants
	Number of		% of Total Options
	Shares Underlying		Granted to Employees	Exercise	Market Price on	Expiration
Name	Options Granted		In Fiscal Year	Price	Date of Grant	Date
Alan P. Magerman	62,000	(1)	6.0%	$3.75	$3.75	10/10/2009
	200,000	(1)	19.2%	3.80	3.80	4/14/2010
Richard J. Naughton	250,000	(2)	24.0%	3.80	3.80	4/14/2010
	205,000	(3)	19.7%	1.87	1.78	8/4/2010
Jeffery P. Kennedy	60,000	(1)	5.8%	3.75	3.75	10/10/2009
	125,000	(1)	12.0%	3.80	3.80	4/14/2010
Donna G. Lee	20,000	(1)	1.9%	3.75	3.75	10/10/2009

(1)	These options vest and become exercisable in three equal annual installments beginning twelve months after grant date.

(2)	These options vest and become exercisable in three equal annual installments beginning on the grant date.

(3)	These options vest and become exercisable based on certain revenue goals. The first milestone requires $12 million of revenue in fiscal year 2006 for the first 33% to be vested.
Aggregate Options
     The following table contains information concerning each exercise of stock options during the twelve- month period ended September 30, 2005 by each of the Named Executive Officers and the fiscal year-end value of unexercised options. We have not granted any stock appreciation rights.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

Number of
Securities
Underlying
			Unexercised Options	Value of Unexercised
			at FY-End	In-the-Money Options
	Shares Acquired		Exercisable/	at FY-End Exercisable/
Name	on Exercise	Value Realized	Unexercisable	Unexercisable(1)
Alan P. Magerman	250,000	$710,000	150,000/262,000	$258,750/$0
Richard J. Naughton	—	—	88,325/381,675	$0/$0
Jeffery P. Kennedy	—	—	295,000/185,000	$599,500/$0
Donna G. Lee	—	—	13,200/6,800	$0/$0

(1)	The value of unexercised in-the-money options represents the excess of the market value of our common stock on September 30, 2005, based on the last reported sales price on that day of $2.60 per share as reported on the American Stock Exchange, over the exercise price of the options.
Equity Compensation Plan Information
     The following table provides information as of September 30, 2005 with respect to securities that may be issued under our equity compensation plans.

Number of
securities
remaining available
	Number of		for future issuance
	securities to be		under equity
	issued upon	Weighted-average	compensation plans
	exercise of	exercise price of	(excluding
	outstanding	outstanding	securities
	options, warrants	options, warrants	reflected in column
Plan Category	and rights	and rights	(a))
	(a)	(b)	(c)

Equity compensation plans approved by security holders	1,635,000	$2.56	860,000

Equity compensation plans not approved by security holders	438,000	$2.00	—

Total	2,073,000	$2.44	860,000
     The equity compensation plans approved by the security holders are the 2003 Stock Option Plan of Xenonics Holdings, Inc. and the 2004 Stock Incentive Plan of Xenonics Holdings, Inc. Except as described in the following paragraph, the Company has not adopted without the approval of security holders any equity compensation plan under which securities of the issuer are authorized for issuance.

     On September 9, 2005, the Company and Patriot Associates LLC (Patriot) entered into a an agreement pursuant to which Patriot will provide advice relating to the marketing of the Company’s products and consulting services relating to the development of domestic and non-domestic sales and marketing strategies for the Company’s products in the United States and in foreign countries including, without limitation, the Company’s portable illumination products. As part of this agreement the Company issued to Patriot a warrant to purchase 437,500 shares of the Company’s common stock at an exercise price of $2.00.
Employment Agreements
     Alan P. Magerman and Jeffrey P. Kennedy are our only employees who have employment agreements. Under his employment agreement, Mr. Magerman is to serve as the Chief Executive Officer of Xenonics, Inc., and Mr. Kennedy is to serve as President and Chief Operating Officer of Xenonics, Inc. Both employment agreements were entered into by Xenonics, Inc. as of January 1, 2003 and, except as set forth below, are substantially identical. Neither employment agreement has a fixed term or expiration date. Instead, Mr. Magerman’s agreement will continue until 24 months after either he or Xenonics, Inc. gives the other notice of termination. Likewise, Mr. Kennedy’s agreement will continue until 12 months after either he or Xenonics gives the other notice of termination. Both agreements provide for base compensation of $180,000 per year, to be adjusted annually according to the Consumer Price Index. In addition, if either Mr. Magerman or Mr. Kennedy is terminated for any reason other than for cause, the agreements require that they must be paid the remaining balances due to them under the agreements as liquidated damages. Although the foregoing employment agreements were entered into with Xenonics, Inc. and not Xenonics Holdings, Inc., Mr. Magerman and Mr. Kennedy are currently also providing the services required by those employment agreements to Xenonics Holdings, Inc. without additional compensation.
Code of Ethics
     We have adopted a Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, and principal accounting officer or controller. You can obtain a copy of the Code, without charge, by writing to our Corporate Secretary at Xenonics Holdings, Inc., 2236 Rutherford Road, Suite 123, Carlsbad, California 92008. A copy of the Code is also available on our website at www.xenonics.com.
Report of the Audit Committee
     Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act or the Exchange Act that might incorporate by reference previous or future filings, including this Proxy Statement, in whole or in part, the following report shall not be incorporated by reference into any of such filings.
     The responsibilities of the Audit Committee include providing oversight to the financial reporting process of Xenonics Holdings, Inc. through periodic meetings with the Company’s independent auditors and management to review accounting, auditing, internal controls, and financial reporting matters. The management of Xenonics Holdings, Inc. is responsible for the preparation and integrity of the financial reporting information and related systems of internal controls. The Audit Committee, in carrying out its role, relies on senior management, including senior financial management, and its independent auditors.
     The Audit Committee has reviewed and discussed with senior management the audited financial statements of Xenonics Holdings, Inc. that are included in the fiscal year 2005 Annual Report on Form 10-KSB. Management has confirmed to the Audit Committee that such financial statements (i) have been prepared with integrity and objectivity and are the responsibility of management and (ii) have been prepared in conformity with accounting principles generally accepted in the United States.

     The Audit Committee discussed with Eisner LLP, our independent auditors, the matters required to be discussed by SAS 61 (Communications with Audit Committee). SAS 61 requires our independent auditors to provide us with additional information regarding the scope and results of their audit of the Company’s financial statements with respect to (i) their responsibility under auditing standards generally accepted in the United States, (ii) significant accounting policies, (iii) management judgments and estimates, (iv) any significant audit adjustments, (v) any disagreements with management, and (vi) any difficulties encountered in performing the audit.
     The Audit Committee received from Eisner LLP a letter providing the disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) with respect to any relationships between Eisner LLP and Xenonics Holdings, Inc. that in its professional judgment may reasonably be thought to bear on independence. Eisner LLP has discussed its independence with us. Eisner LLP confirmed in its letter, in its professional judgment, it is independent of Xenonics Holdings, Inc. within the meaning of the federal securities laws.
     Based on the review and discussions described above with respect to the audited financial statements of Xenonics Holdings, Inc., the Audit Committee recommended to the Board of Directors that such financial statements be included in the Company’s Annual Report on Form 10-KSB for the fiscal year ended September 30, 2005.
     It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with accounting principles generally accepted in the United States. That is the responsibility of management and the Company’s independent auditors. In giving its recommendation to the Board of Directors, The Audit Committee relied on (i) management’s representation that such financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and (ii) the report of the Company’s independent auditors with respect to such financial statements.
Respectfully submitted,
Audit Committee
Robert Petersen
Robert F. Buie
Eli Shapiro

PROPOSAL II
RATIFICATION OF APPOINTMENT OF AUDITORS
Accounting Fees
     Aggregate fees billed to us by Eisner, LLP for professional services rendered with respect to our 2005 and 2004 fiscal years were as follows:

	2005	2004
Audit Fees	$103	$105
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	23	—

Total	$126	$105

     In the above table, in accordance with the SEC’s definitions and rules, “audit fees” are fees that Xenonics Holdings, Inc. paid for professional services for the audit of our consolidated financial statements included in our Form 10KSB and for services that are normally provided by the accountants in connection with statutory and regulatory filings or engagements; “audit-related fees” are fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements; and “tax fees” are fees for tax compliance, tax advice and tax planning. ‘Other fees’ are related to services attributable to registration statements.
     All of the audit-related services and other services described in the above table were pre-approved by our Audit Committee. The Audit Committee has adopted a pre-approval policy that provides for the pre-approval of all services performed for us by Eisner LLP. The policy authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to permitted services. Pursuant to this policy, the Audit Committee delegated such authority to the Chairman of the Audit Committee. All pre-approval decisions must be reported to the Audit Committee at its next meeting.
Stockholder Ratification of the Appointment of Eisner LLP
     The Audit Committee of the Board of Directors has approved Eisner LLP as our independent accountants to audit our consolidated financial statements for the fiscal year ending September 30, 2006. We are not required to seek stockholder approval for the appointment of our independent accountants. However, the Audit Committee and the full Board of Directors believe it to be sound corporate practice to seek such approval. If the appointment is not ratified, the Audit Committee will investigate the reasons for stockholder rejection and will re-consider the appointment. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.
     Because Eisner, LLP is located in New York, we do not anticipate that representatives of Eisner, LLP will be present at the Annual Meeting. However, we will deliver to Eisner, LLP any questions or comments that are directed to them at the Annual Meeting by shareholders.
     Effective October 1, 2004, the Audit Committee of our Board of Directors approved the dismissal of Windes & McClaughry Accountancy Corporation (“Windes”) as our independent public accountants and the selection of Eisner, LLP as their replacement. Windes’ report on the financial statements of Xenonics Holdings, Inc. for the fiscal years ended September 30, 2003 and December 31, 2002, did not contain any adverse opinion or disclaimer of opinion nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.

     During our recent fiscal years ended September 30, 2003 and December 31, 2002 and the subsequent interim periods through September 30, 2003, there were no disagreements with Windes on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure that, if not resolved to the satisfaction of Windes, would have caused Windes to make reference to the subject matter of the disagreements in connection with its report. During that time, there were no reportable events as described in Item 304(a)(1) of Regulation S-B, except for the reportable condition discussed below.
     In January 2004, in connection with the audit of our financial statements for the nine-month period ended September 30, 2003, Windes informed the Board of Directors and management that the lack of segregation of certain duties was a reportable condition and that we needed to improve our segregation of duties in certain areas. Windes rendered an unqualified report on our financial statements. We have corrected the segregation of duties issues by segregating a number of duties within the internal accounting controls.
     During the fiscal years ended September 30, 2003 and December 31, 2002 and through the subsequent interim period preceding the change in accountants, we did not consult with Eisner, LLP regarding any of the matters specified in Item 304(a)(2) of SEC Regulation S-B.
     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF EISNER, LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2006.
STOCKHOLDER PROPOSALS
     Any proposal that a Xenonics Holdings, Inc. stockholder intends to present in accordance with Rule 14a-8 of the Securities Exchange Act of 1934 (the “Exchange Act”) at our next annual meeting of stockholders to be held in 2007 must be received by us on or before October 13, 2006. Notice of stockholder proposals submitted outside of Rule 14a-8 of the Exchange Act will be considered untimely if received by us after December 27, 2006. Only proper proposals under Rule 14a-8 of the Exchange Act that are timely received will be included in the 2006 Proxy Statement. All proposals described in this paragraph should be sent to Xenonics Holdings, Inc., 2236 Rutherford Road, Suite 123, Carlsbad, California 92008, Attention: Corporate Secretary.
OTHER MATTERS
Expenses of Solicitation
     Xenonics Holdings, Inc. will bear the cost of soliciting proxies in the accompanying form. In addition to the use of the mails, proxies may be solicited by our directors, officers and other employees, personally or by telephone, facsimile or email. Such persons will not be compensated separately for these solicitation activities.
Miscellaneous
     Our management does not intend to present any other items of business and is not aware of any matters other than those set forth in this Proxy Statement that will be presented for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the persons named in the enclosed proxy intend to vote the shares of our common stock that they represent in accordance with their best judgment.

Annual Report
     A copy of our Annual Report on Form 10-KSB, without exhibits, for the year ended September 30, 2005 that we filed with the Securities and Exchange Commission accompanies this Proxy Statement. Copies of the Form 10-KSB exhibits are available without charge. Stockholders who would like such copies should direct their requests in writing to: Xenonics Holdings, Inc., 2236 Rutherford Road, Suite 123, Carlsbad, California 92008, Attention: Corporate Secretary.

By Order of the Board of Directors
/s/ Donna G. Lee
Donna G. Lee
Corporate Secretary

February 20, 2006

P R O X Y
XENONICS HOLDINGS, INC.
a Nevada Corporation
ANNUAL MEETING OF STOCKHOLDERS
March 24, 2006
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
     The undersigned hereby appoints Robert Petersen and Jeffrey P. Kennedy, or either of them, as proxies, each with the power to appoint his or her substitutes, and hereby authorizes them to represent and vote, as designated below, all of the shares of Common Stock of Xenonics Holdings, Inc. held of record by the undersigned on January 31, 2006 at the Annual Meeting of Stockholders to be held at the Olympic Resort Hotel & Spa, 6111 El Camino Real, Carlsbad, California 92009, on Friday, March 24, 2006, beginning at 10:30 a.m. (local time), or any adjournments or postponement thereof, with all powers which the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.
     1. For the election as directors of the nominees listed below, except to the extent that authority is specifically withheld.

☐	FOR all nominees listed below (except as marked to the contrary below)	☐	WITHHOLD AUTHORITY to vote for all nominees listed below
     Nominees: Robert Buie, Jeffrey P. Kennedy, Alan P. Magerman, Richard J. Naughton, Robert Petersen, Dr. Eli Shapiro
     (INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee’s name on the space provided below.)

     2. Proposal to ratify the appointment of Eisner LLP as independent auditor.

☐ For	☐ Against	☐ Abstain
     In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

     This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted for the election of the six director nominees listed on the other side of this Proxy and for the one other proposal that is listed on the other side of this Proxy.

Dated:	_______________________

Signature

Signature if Held Jointly

Number of Shares
     Please sign exactly as your name appears on your stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the shares are owned by a corporation, sign in the full corporate name by the President or other authorized officer. If the shares are owned by a partnership, sign in the name of the partnership by an authorized person. Please mark, sign, date and return the Proxy promptly using the enclosed envelope.